EXHIBIT 99.1


                                                           FOR IMMEDIATE RELEASE

CONTACT:

                                                Stephen D. Axelrod, CFA
Robert H. Gurevitch, President & CEO            Nancy S. L. Block
Stephen F. Ross, Vice President & CFO           Susan T. Bolen (Media)
DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.         WOLFE AXELROD ASSOCIATES
(805)381-2700; (805)374-1966(fax)               (212)370-4500;(212)370-4505(fax)
e-mail: stever@dmdcorp.com                      e-mail: nancylb@wolfeaxelrod.com


               DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC. ANNOUNCES
            FILING FOR 510(k) NOTIFICATION FOR DIGITAL X-RAY SYSTEM

WESTLAKE VILLAGE, CA., JANUARY 12, 1999 -- DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., (NASDAQ: DMDS, DMDSW) today announced that it has submitted its filing for 510(k) notification with the United States Food and Drug Administration (FDA) pursuant to Section 510(k) of the federal Food, Drug and Cosmetic Act for its new state-of-the-art digital radiography system. While the Company cannot be assured of obtaining 510(k) notification, the Company and its regulatory experts believe that if the Company is able to obtain 510(k) notification for the digital radiography systems, such 510(k) notification should require approximately sixty to ninety days.

The Company believes that DMDS' digital radiography system offers superior image quality to digital X-ray systems currently available in the market, is expected to be offered at an attractive price point, and will use sensors that will be available in three sizes, all thinner and more comfortable than those offered by the current market leaders. Digital radiography systems permit real-time dental X-ray images that can be stored and recalled when needed and can be electronically delivered to insurance providers. At the same time, it eliminates the need for film and reduces radiation by up to 90%.

The Company today announced that Dr. Jack Preston, a member of its Board of Directors, has accepted a full time position as Executive Vice President in charge of digital radiography systems. Dr. Preston has 40 years of experience practicing dentistry and is affiliated with the prestigious University of Southern California School of Dentistry as a tenured professor and Chairman of the Department of Oral and Maxillofacial Imaging. In light of Dr. Preston's extensive background and expertise in digital radiography systems, his decision to join DMD highlights the Company's preeminent status within the dental community.

Robert H. Gurevitch, Chairman and CEO of Dental/Medical Diagnostic Systems, Inc., stated, "We are looking forward to having Dr. Preston help to bring our digital radiography system to the dental market. We believe the acceptance rate of this product is rapidly increasing and our unit will represent a substantial
technical   improvement  over  other  digital   radiography   systems  currently
available. The extremely positive review of our digital radiography system by professional dental experts supports our enthusiasm for this product, and we plan to launch it internationally, possibly as soon as the end of the first
quarter.   Marketing  this  device  domestically  will  begin  as  soon  as  FDA notification pursuant to a 510(k) filing is granted."
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DENTAL/MEDICAL  DIAGNOSTIC  SYSTEMS,  INC. designs,  develops,  manufactures and sells high technology dental equipment. Currently, the Company sells an intraoral camera system known as the TeliCam System and a dental office networking system known as inTELInet. The Company has developed its own technology for a tooth whitening and curing system, the Apollo 95E, that began shipping outside the United States and Canada in the first quarter and domestically in Q3, 1998.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES  "FORWARD-LOOKING  STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 ("SECURITIES ACT") AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT"). ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE AT THIS TIME, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE INCLUDE THE COMPANY'S STATEMENTS THAT (OR TO THE EFFECT THAT) (I) THE COMPANY COULD RECEIVE A 510(k) NOTIFICATION FROM THE FDA WITHOUT UNDUE DELAYS, (II) THE COMPANY PLANS TO LAUNCH ITS ADVANCED DIGITAL X-RAY SYSTEM INTERNATIONALLY POSSIBLY AS SOON AS THE FIRST QUARTER OF 1999 AND DOMESTICALLY IF, AND WHEN, 510(k) NOTIFICATION IS RECEIVED FROM THE FDA, AND (III) THE ADVANCED DIGITAL X-RAY SYSTEM WILL BE OFFERED AT AN ATTRACTIVE PRICE POINT. THESE AND OTHER FORWARD LOOKING STATEMENTS INVOLVE NUMEROUS RISKS AND UNCERTAINTIES. THE PROCESS OF OBTAINING REQUIRED REGULATORY CLEARANCES OR APPROVALS CAN BE TIME-CONSUMING AND EXPENSIVE, AND COMPLIANCE WITH THE FDA'S REGULATORY REQUIREMENTS CAN BE BURDENSOME. MOREOVER, THERE CAN BE NO ASSURANCE THAT THE REQUIRED REGULATORY CLEARANCES WILL BE OBTAINED ON A TIMELY BASIS OR AT ALL, AND THOSE OBTAINED MAY INCLUDE SIGNIFICANT LIMITATIONS ON THE USES OF THE PRODUCT IN QUESTION. ALSO, THE SUCCESS OF THE DIGITAL RADIOGRAPHY SYSTEM DEPENDS UPON, AMONG OTHER THINGS, THE ABILITY OF THE COMPANY TO (I) FORECAST MARKET TRENDS AND PREFERENCES AND ADAPT THE DIGITAL RADIOGRAPHY SYSTEM TO MARKET REQUIREMENTS, (II) DEVELOP AND IMPLEMENT A MANUFACTURING CAPABILITY FOR THE DIGITAL RADIOGRAPHY SYSTEM IN THE UNITED STATES AND INTERNATIONALLY AND (III) CONTEND WITH THE POSSIBLE ADVERSE EFFECT OF BUGS AND DESIGN FLAWS INHERENT IN NEWLY INTRODUCED TECHNOLOGIES. AS A RESULT OF THESE FACTORS AND OTHER IMPORTANT RISKS AND UNCERTAINTIES DESCRIBED IN THE COMPANY'S MOST RECENTLY FILED FORM 10KSB REPORT AND SUBSEQUENT FORM 10QSB REPORTS WHICH SHOULD BE READ IN CONJUNCTION HEREWITH, COPIES OF WHICH ARE AVAILABLE FROM THE COMPANY'S INVESTOR RELATIONS DEPARTMENT, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THE FORWARD LOOKING STATEMENTS SET FORTH HEREIN. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY STATEMENT HEREIN OR TO REFLECT ANY CHANGE IN THE COMPANY'S EXPECTATIONS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.